                                   AMENDMENT



          AMENDMENT, dated as of June 7, 1999, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 31, 1999, among Rohm and Haas Company, a Delaware corporation ("Parent"), Morton Acquisition Corp. (formerly Gershwin Acquisition Corp.), an Indiana corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Morton International, Inc., an Indiana corporation (the "Company").

          WHEREAS, Section 8.4 of the Merger Agreement provides that the Merger Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors;

          WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have duly approved this Amendment;

          NOW, THEREFORE, in consideration of the foregoing, Parent, Purchaser and the Company hereby agree as follows:

          1. Section 2.4(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

               "(a) The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the BCL."

          2.   Exhibit 2.4 to the Merger Agreement is deleted.

          3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          4. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         ROHM AND HAAS COMPANY



                                         By:    /s/ Bradley J. Bell
                                              -----------------------------
                                             Name:  Bradley J. Bell
                                             Title: Senior Vice President

                                         MORTON ACQUISITION CORP.



                                         By:    /s/ Robert P. Vogel
                                              -----------------------------
                                             Name:  Robert P. Vogel
                                             Title: Vice President


                                         MORTON INTERNATIONAL, INC.


                                         By:    /s/ S. Jay Stewart
                                              -----------------------------
                                             Name:  S. Jay Stewart
                                             Title: Chairman and Chief
                                                      Executive Officer


















                                      -6-